MOTOROLA  INCENTIVE  PLAN  OF  1998


     1.     NAME AND PURPOSE

     1.1 Name. The name of this plan is the Motorola Incentive Plan of 1998 (the "Plan").

     1.2 Purpose. Motorola has established the Plan to promote the interests of Motorola and its stockholders by providing full and part-time employees of Motorola or its Subsidiaries and members of Motorola's Board of Directors who are not employees of Motorola or any of its Subsidiaries (each a "Non-Employee Director") with additional incentive to increase their efforts on Motorola's behalf and to remain in the employ or service of Motorola or its Subsidiaries and with the opportunity, through stock ownership, to increase their proprietary interest in Motorola and their personal interest in its continued success and progress.

     2.     DEFINITIONS

     2.1 General Definitions. The following words and phrases, when used herein, unless otherwise specifically defined or unless the context clearly indicates otherwise, shall have the following meanings:

            (a) Affiliate. Any corporation, partnership, joint venture or other business entity in which Motorola or a Subsidiary holds an ownership interest.

            (b) Agreement. The document, if any, which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

            (c) Benefit. Any benefit granted to, or received by, a Participant under the Plan.

            (d)     Board.  The Board of Directors of Motorola, Inc.

            (e)     Cash Award.  A Benefit Awarded to a Participant under
     Section 11 of the Plan.

            (f)     Change in Control.  The events described in Section
     17.2.

            (g) Code. The Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.

            (h)     Committee.  The Compensation Committee of the Board.

            (i) Common Stock. Motorola's common stock, $3 par value per Share.

            (j) Compensation. All cash remuneration payable to a Non-Employee Director for services to Motorola as a Non-Employee Director other than reimbursement for expenses, and shall include retainer fees for service on the Board, fees for serving as chairman of a committee of the Board, fees for attendance at meetings of the Board and any committees thereof, compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee thereof or a member of Motorola's Chief Executive Office or the Chairman of the Board and any other kind or category of fees or payments which may be put into effect in the future.

           (k)     Directors.  Members of the Board of Motorola.

           (l) Effective Date. The date that the Plan is approved by both the directors of Motorola and the stockholders of Motorola, and if not approved by both on the same day, the date of the last approval.

           (m) Employee. Any person employed by Motorola or a Subsidiary on a full or part-time basis.

           (n) Employee Stock Options. Stock Options granted to an Employee under Article 4 of the Plan, including both NSOs and ISOs, as defined below.

           (o) Exchange Act. The Securities Exchange Act of 1934, as amended.

           (p) Fair Market Value. The average of the high and low sale prices of Shares as reported for the New York Stock Exchange - Composite Transactions on a given date, or, in the absence of sales on a given date, the average of the high and low sale prices (as so reported) for the New York Stock Exchange - Composite Transactions on the last previous day on which a sale occurred prior to such date. With respect to an ISO, as defined below, if such method of determining Fair Market Value shall not be consistent with the then current regulations of the U.S. Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations.

           (q) ISO. An incentive stock option that meets the requirements of Section 422 (or any successor section) of the Code.

           (r)     Motorola.  Motorola, Inc. or any successor.

           (s)     NSO.  A stock option that does not qualify as an ISO.

           (t)     Non-Employee Director.  Is defined in Section 1.2.

           (u)     Non-Employee Stock Option Period.  Is defined in Section
      6.3.

           (v)     Non-Employee Stock Option.  Is defined in Section 6.1.

           (w) Non-Exercise Period. The period, for each Employee Stock Option and each Stock Appreciation Right, ending twelve (12) months from the date of its grant, or any longer period or periods determined by the Committee and set forth in, or incorporated by reference into, the Employee Stock Option or Stock Appreciation Right.

           (x) Optionee. An Employee who has been granted an Employee Stock Option under the Plan.

           (y) Participant. An individual who is granted a Benefit under or otherwise participates in the Plan. Benefits, other than Non-Employee Stock Options, may be granted only to Employees.

           (z) Performance Share. A Benefit awarded to a Participant under Section 8 of the Plan.

           (aa) Plan. The Motorola Incentive Plan of 1998 and all amendments and supplements thereto.

          (bb)     Plan Year.  The calendar year.

          (cc)     Restricted Stock.  Shares issued under Article 5 of the
     Plan.

          (dd) Rule 16b-3. Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

          (ee)     SEC.  The Securities and Exchange Commission.

          (ff)     Share.  A share of Common Stock.

          (gg)     Stock Appreciation Right.   A Benefit awarded to a
     Participant under Section 9 of the Plan.

          (hh)     Stock Award.  A Benefit awarded to a Participant under
     Section 10 of the Plan.

          (ii) Stock Options. Employee Stock Options and Non-Employee Stock Options.

          (jj) Subsidiary; Subsidiaries. Any corporation or other entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly owned by Motorola or by one or more Subsidiaries or by Motorola and one or more Subsidiaries, except that:
     (i) with respect to ISOs, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code, and (ii) with respect to Directors and any elected officer of Motorola or a Subsidiary subject to Section 16 of the Exchange Act, the terms "Subsidiary" or "Subsidiaries" mean and include any corporation or other entity at least a majority of the outstanding voting shares of which (other than directors' qualifying shares) is, at the time, directly or indirectly owned by Motorola or by one or more Subsidiaries or by Motorola and one or more Subsidiaries.

          (kk)     Successor-in-Interest.  Is defined in Section
     4.5(a)(ii).

          (ll)     Total and Permanent Disability.  Is defined in Section
     4.5(a)(i).

     2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and in any Agreement may be defined elsewhere in the Plan or in such Agreement.

     3.     SHARES SUBJECT TO PLAN

     3.1 Number of Shares. The number of Shares which may be issued or sold or for which Benefits may be granted or received under the Plan, for which Compensation may be paid to Non-Employee Directors in Common Stock and restricted Common Stock under the Motorola Non-Employee Directors Stock Plan and for which awards and grants payable in Common Stock and restricted Common Stock may be made under the Motorola Long Range Incentive Plan of 1994 and the Motorola Executive Incentive Plan shall be (i) 12,500,000 Shares, plus (ii) the total number of Shares with respect to which no options have been granted under Motorola's Share Option Plan of 1996 on the Effective Date, plus (iii) the number of Shares as to which options granted under Motorola's Share Option Plan of 1996 terminate or expire without being fully exercised, subject, in each case, to Sections 3.2 and 3.3. Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by Motorola. No Participant may receive (i) Stock Options relating to more than 300,000 Shares in any Plan Year (as adjusted pursuant to Section 3.3), (ii) Restricted Stock relating to more than 100,000 Shares in any Plan Year (as adjusted pursuant to Section 3.3),
(iii) Stock Appreciation Rights relating to more than 50,000 Shares in any Plan Year (as adjusted pursuant to Section 3.3) or (iv) Performance Shares relating to more than 20,000 Shares in any Plan Year (as adjusted pursuant to Section 3.3). The number of Shares which may be issued under the Plan for Benefits other than Stock Options and which may be issued under the other three plans named above in this Section 3.1 shall not exceed a total of 5,000,000 Shares, subject to reusage and adjustments under Sections 3.2 and 3.3.

     3.2 Reusage. If a Stock Option expires or is terminated, surrendered or canceled without having been fully exercised or if Restricted Stock, Performance Shares or a Stock Appreciation Right is forfeited or terminates without the issuance of all of the Shares subject thereto, the Shares covered by such Benefits shall again be available for use under the Plan. Shares covered by a Benefit granted under the Plan shall not be counted as used unless and until they are actually and unconditionally issued and delivered to a Participant. The number of Shares which are transferred to Motorola by a Participant to pay the exercise or purchase price of a Benefit shall be subtracted from the number of Shares issued with respect to such Benefit for the purpose of counting Shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of a Benefit shall not be counted as used. Shares covered by a Benefit granted under the Plan which is settled in cash shall not be counted as used.

     3.3 Adjustments. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number and class of Shares available for Stock Options and grants or purchases of Restricted Stock, Performance Shares, Stock Appreciation Rights and Stock Awards, the number of Shares to be automatically granted under Section 6.1 hereof and the number of Shares subject to outstanding Stock Options, Performance Shares, Stock Appreciation Rights and Restricted Stock, and the price of each of the foregoing, as applicable, shall be appropriately adjusted by the Committee to provide Participants with the same relative rights before and after such adjustment.

     4.     EMPLOYEE STOCK OPTIONS

     4.1 Grant of Employee Stock Options. The Committee shall have authority to grant Stock Options (ISOs or NSOs) to Employees. The Committee shall determine the number of Shares subject to each Employee Stock Option, the purchase price per Share, the term of the Employee Stock Option, the time or times at which the Employee Stock Option may be exercised, and all other terms and conditions of the Employee Stock Option. The Option exercise price per Share of an Employee Stock Option may not be less than the Fair Market Value of a Share on the date of grant. The Committee may accelerate the exercisability of any Employee Stock Option, including the waiver or modification of any installment exercise provisions. The Committee may, in its discretion, delegate to members of the Committee and/or one or more elected officers of Motorola the authority to grant Stock Options to Employees who are not subject to Section 16 of the Exchange Act.

     4.2      NSOs and ISOs.

             (a) The Stock Option exercise price of any Stock Option may not be less than the Fair Market Value on the date of grant of the Shares of the Common Stock subject to the Stock Option.

             (b) ISOs. The following additional terms and conditions shall apply to ISOs:

                 (i) No ISO shall be granted to any Participant who, at the time the Employee Stock Option is granted, would own (within the meaning of Section 422(b) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Motorola.

                 (ii) The aggregate Fair Market Value (determined as of the time the Employee Stock Option is granted) of the Shares of Common Stock with respect to which one or more ISO's are exercisable for the first time by any individual Optionee during any calendar year (under all plans of Motorola and its Subsidiaries) shall not exceed $100,000.00.

                 (iii) Each ISO, by its terms, shall (1) not be exercisable after the expiration of ten (10) years after the date it is granted and (2) not be transferrable by the Optionee otherwise than by will or the applicable laws of descent and distribution or by operation of a death beneficiary designation made by the Optionee in accordance with rules established by the Committee and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative if the Optionee is legally incompetent.

     4.3     Exercise of Employee Stock Options; Payment.

             (a) An Employee Stock Option may be exercised by the Optionee submitting to Motorola such form(s) as are prescribed for such purpose. Motorola may require the surrender of the Employee Stock Option certificate if one has been issued. No Employee Stock Option shall be exercisable for less than a minimum of fifty (50) Shares except in cases where the number of Shares represented by the Employee Stock Option being exercised is less than fifty (50), in which case, the Employee Stock Option shall not be exercisable for less than all shares represented by such Option.

             (b) Payment for Shares purchased upon exercise of an Employee Stock Option shall be paid in full as permitted by Section
     19.1 for all Shares purchased at the time of purchase. No fractional Shares may be purchased.

     4.4 Non-Exercise Period. Except as provided herein for Optionees who die while in the employ of Motorola or any Subsidiary or for a Change in Control, no Employee Stock Option granted under the Plan may be exercised prior to the expiration of the Non-Exercise Period. No Employee Stock Option may be exercised after expiration of its stated term.

     4.5     Effect of Termination of Employment on Employee  Stock
             Options:

             (a)     Termination of Employment During the Non-Exercise
     Period.

                    (i) Except for a Change in Control and except for a disability leave of absence as provided in Section 4.5(a)(iii) hereof, if, during the Non-Exercise Period, the Optionee's employment with Motorola and its Subsidiaries shall terminate for any reason (including retirement) other than death, transfer to an Affiliate and other than Total and Permanent Disability (as that term is defined in the Motorola Profit Sharing and Investment Plan) of the Optionee, as determined by the Committee or its designee, the Optionee's right to exercise the Employee Stock Option shall terminate and all rights thereunder shall cease; provided, however, if the Optionee's employment terminates by reason of the transfer of such Optionee to an Affiliate, the Committee shall have the power and authority, in its discretion, to determine whether or not any or all of the Employee Stock Options held by the Optionee shall terminate or shall continue in effect (in which case such Options shall be subject to all of the conditions of the Plan, including this Section 4.5, and such other conditions as the Committee may impose, with "termination of employment," "employment is terminated" or "employment shall have been terminated" or words of like import or intent meaning termination of employment with the Affiliate.)

                    (ii) If, during the Non-Exercise Period, an Optionee dies while in the employ of Motorola or any Subsidiary, the deceased Optionee's Successor-in-Interest shall have the right to exercise, in whole or in part, at any time during the remainder of the term of such Employee Stock Option, the entire amount of the Shares subject to such Employee Stock Option (without regard to any installment limitation on the exercise of the Employee Stock Option). For purposes of the Plan, the term "Successor-in-Interest" shall mean the deceased Optionee's death beneficiary, personal representative, or any person who acquired the right to exercise such Employee Stock Option by bequest or inheritance or by reason of the laws of descent and distribution.

                    (iii) If, during the Non-Exercise Period, an Optionee's employment with Motorola and its Subsidiaries shall terminate because of the Total and Permanent Disability of the Optionee or if the Optionee shall be put on disability leave of absence status because of the Total and Permanent Disability of the Optionee, each Employee Stock Option held by such an Optionee which has a Non-Exercise Period in effect at the time of termination of employment or commencement of the disability leave of absence shall become exercisable at the time the applicable Non-Exercise Period elapses or terminates, and the Optionee shall then have the right to exercise, in whole or in part, each such Employee Stock Option for the entire amount of Shares subject to each such Employee Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option) at any time during the remainder of the term of the Employee Stock Option. The unexercised portion of each Employee Stock Option shall terminate upon expiration of the term of such Stock Option, and any unexercised portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without written consent of the Committee.


             (b)     Termination of Employment After the Non-Exercise
                     Period.

                     (i)     By Termination of Employment Without Cause.

                     If the Non-Exercise Period shall have elapsed or
                terminated and the Optionee's employment with Motorola and its Subsidiaries shall have been terminated thereafter by Motorola or any Subsidiary without cause, the Optionee shall have the right to exercise the then presently exercisable unexercised portion of the Employee Stock Option at any time during a period of twelve (12) months after the date of termination of employment. The unexercised portion of the Employee Stock Option may be exercised, in whole or in part, for the number of Shares which were or would have become exercisable to the extent the Optionee could have exercised such Employee Stock Option had the Optionee remained in the employ of Motorola or any Subsidiary during the twelve (12) month period immediately following the date of termination of employment. Except as otherwise provided in Section 4.5(b)(vii) hereof, the unexercised and/or unexercisable portion of each Employee Stock Option shall terminate twelve (12) months after an Optionee's employment with Motorola and its Subsidiaries shall have been so terminated, and any unexercised and/or unexercisable portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without the written consent of the Committee.

                      (ii)     By Termination of Employment for Cause.

                      If the Non-Exercise Period shall have elapsed
               oterminated and the Optionee's employment is terminated by Motorola or any Subsidiary for cause, any unexercised portion of any Employee Stock Option granted to the Optionee shall terminate with the Optionee's termination of employment. As used herein, the term "cause" means (a) the failure of the Optionee to carry out the duties assigned to the Optionee as a result of incompetence or willful neglect, as determined by the Committee, or (b) such other reasons, including the existence of a conflict of interest, as the Committee may determine.

                      (iii)     By Voluntary Termination of Employment.

                      If the Non-Exercise Period shall have elapsed or
               terminated and the Optionee voluntarily terminates employment with Motorola or any Subsidiary for reasons other than the retirement of the Optionee, any unexercised portion of the Optionee's Employee Stock Option shall terminate with the Optionee's termination of employment.

                      (iv)     By Retirement.

                      If the Non-Exercise Period shall have elapsed or
               terminated and the Optionee's employment with Motorola or any Subsidiary shall have been terminated because of the retirement of the Optionee from Motorola or any Subsidiary at age 55 or older, the Optionee shall have the right to exercise, in whole or in part, the unexercised portion of any Employee Stock Option held by such Optionee for the entire amount of Shares subject to such Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option) at any time during the remainder of the term of such Stock Option. The unexercised portion of each Employee Stock Option shall terminate upon expiration of the term applicable to each such Employee Stock Option, and any unexercised portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without the written consent of the Committee.

                      For purposes of this Section 4.5, if the Optionee is
               a participant in Motorola's pension plan or the pension plan of any Subsidiary, the term "retirement" shall mean the Optionee's retirement as provided for in the applicable pension plan. If the Optionee is not a participant in Motorola's pension plan or the pension plan of any Subsidiary, "retirement" of an Optionee shall be determined by the Committee. In no event can retirement take place prior to age 55 even if permitted under the applicable pension plan.

                      (v)     By Total and Permanent Disability.

                      If the Non-Exercise Period shall have elapsed or
              terminated, and the Optionee's employment with Motorola and its Subsidiaries shall have been terminated because of the Total and Permanent Disability of the Optionee or if the Optionee shall be put on disability leave of absence status because of the Total and Permanent Disability of the Optionee, the Optionee shall have the right to exercise, in whole or in part, the unexercised portion of any Employee Stock Option held by such Optionee for the entire amount of Shares subject to such Employee Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option) at any time during the remainder of the term of the Employee Stock Option. The unexercised portion of each Employee Stock Option shall terminate upon expiration of the term of each such Employee Stock Option, and any unexercised portion shall terminate immediately if and when the Optionee is employed by a competitor of Motorola or any Subsidiary without the written consent of the Committee.

                     (vi)     By Death.

                     If the Non-Exercise Period shall have elapsed or
              terminated and the Optionee dies while in the employ of Motorola or any Subsidiary, the unexercised portion of the Employee Stock Option may be exercised, in whole or in part, at any time during the remainder of the term of the Employee Stock Option by the Optionee's Successor-in-Interest, for the entire number of Shares subject to the Employee Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option).

                     (vii) Effect of Death After Termination of Employment Without Cause or Retirement.

                     If the Non-Exercise Period shall have elapsed or
              terminated and the Optionee dies during the twelve (12) month period immediately following the Optionee's termination of employment by Motorola or any Subsidiary without cause and at the time of death such Optionee is not employed by a competitor of Motorola or any Subsidiary (or while employed by a competitor of Motorola or any Subsidiary with the written consent of the Committee), the unexercised portion of the Employee Stock Option may be exercised by the Optionee's Successor-in-Interest at any time during the remainder of the term of the Employee Stock Option, in whole or in part, for the number of Shares which were or would have become exercisable had the Optionee survived for the remainder of the term of the Employee Stock Option, without regard to the requirement of exercise within twelve (12) months after termination of employment without cause.

                    If the Non-Exercise Period shall have elapsed or
              terminated and the Optionee dies after retirement prior to the expiration of the term of the Employee Stock Option, and, if at the time of death such Optionee is not employed by a competitor of Motorola or any Subsidiary (or while employed by a competitor of Motorola or any Subsidiary with the written consent of the Committee), the unexercised portion of the Employee Stock Option may be exercised for the entire number of Shares subject to such Employee Stock Option (without regard to any installment limitation on exercise of the Employee Stock Option), by the Optionee's Successor-in-Interest at any time during the remainder of the term of the Employee Stock Option.

                   (viii)     By Transfer of Optionee to an Affiliate.

                   If the Non-Exercise Period shall have elapsed or
              terminated and the Optionee's employment with Motorola and its Subsidiaries shall terminate by reason of the transfer of such Optionee to an Affiliate, the Committee shall have the power and authority, in its discretion, to determine whether or not any or all of the Employee Stock Options held by the Optionee shall continue in effect for the remainder of the term of such Employee Stock Option or for the period otherwise applicable under the provisions of the Plan. Any Employee Stock Option which the Committee permits to continue in effect beyond the period otherwise applicable under the Plan shall be subject to all of the terms and conditions of the Plan, including this Section 4.5 and such other conditions as the Committee may impose (with "termination of employment", "employment shall terminate", "terminates employment", "employment is terminated" or "employment shall have been terminated" or words of like import or intent meaning termination of employment with the Affiliate).

              (c) Procedure on Death. No transfer of an Employee Stock Option by an Optionee pursuant to Section 4.5 (a)(ii), (b)(vi) and
     (b)(vii) above, by will or by the laws of descent and distribution, shall be effective unless Motorola shall have been furnished with written notice thereof and a copy of the will, if any, and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the Successor-in-interest or Successors-in-interest of the terms and conditions of the Employee Stock Option, and under no circumstances shall the right of any such Successor-in-Interest to exercise any such Employee Stock Option extend beyond the applicable period specified in sub-paragraph
     (a)(ii), (b)(vi) or (b)(vii) above, or beyond the expiration of the term of such Employee Stock Option.

              (d) Leaves of Absence and Lay-offs. If an Optionee is placed on leave of absence status (except as provided in Section 4.5
     (a)(iii) or (b)(v) above) by Motorola or any Subsidiary, each Employee Stock Option then held by the Optionee, whether exercisable or non-exercisable, shall be suspended at such time, but the period of time during which the Optionee is on leave of absence shall be counted in determining when the Non-Exercise Period elapses. If an Optionee is placed on lay-off status by Motorola or any Subsidiary, any then non-exercisable Employee Stock Option shall terminate and any then exercisable Employee Stock Option may be exercised during the period of twelve (12) months from the date the Optionee is placed on lay-off status and shall be suspended thereafter to the extent not exercised. In any case, the unexercised portion of each suspended Employee Stock Option shall either (i) terminate upon the Optionee's termination of employment with Motorola and its Subsidiaries or (ii) be reinstated upon such Optionee returning from leave of absence or lay-off status to active employment status with Motorola or any Subsidiary.

              (e) Meaning of Termination of Employment. Wherever in this Article or elsewhere in the Plan the words "termination of employment, employment is terminated, employment shall terminate or employment shall have been terminated" or words of like import or intent are used, they shall mean the last day worked by the Participant rather than the last day the Participant is on the payroll of Motorola or any Subsidiary.

     5.     RESTRICTED STOCK

     5.1 Grants of Restricted Stock. The Committee may grant Benefits in Shares available under Article 3 of the Plan as Restricted Stock. Restricted Stock consists of Shares of Common Stock which are transferred without payment, or sold at a specified price, as determined by the Committee, by Motorola to a Participant, but subject to a substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. The Committee shall determine the eligible Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of Shares to be granted, the price to be paid, the time or times within which the Shares covered by such grants shall be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.

     5.2 Price, Agreement, Stock Certificates, Escrow. The recipient of a Restricted Stock grant shall not have any rights with respect to such grant unless and until such recipient has executed and delivered to Motorola an Agreement evidencing the grant. The purchase price, if any, for Shares of Restricted Stock shall be paid in cash and in full for all
Shares of Restricted Stock then to be delivered.   Grants of Restricted
Stock must be accepted within such period after the grant date as the Committee may specify at the time of grant, by executing an Agreement and paying the price required. Each Participant receiving a Restricted Stock grant may be issued a stock certificate in respect of such Shares of Restricted Stock. Such certificate, if issued, shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such grant. The Committee may require that the stock certificates evidencing such Shares be held in escrow by Motorola until the restrictions thereon shall have terminated, and that, as a condition of any Restricted Stock grant, the Participant shall have delivered to Motorola a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant.

     5.3 Restrictions. All Shares of Restricted Stock shall be subject to such restrictions and conditions as the Committee may determine, including, without limitation, any or all of the following restrictions and conditions:

             (a) a prohibition against the sale, assignment, transfer, pledge or encumbrance of the Shares of Restricted Stock, such prohibition to terminate at such time or times (including the passage of time only) as the Committee shall determine, whether in installments or otherwise, or at the time of death, Total and Permanent Disability or retirement, or based on service, of the holder of such Shares, or otherwise as the Committee may provide;

             (b) a provision that the holder of Shares of Restricted Stock forfeit, or in the case of Shares sold to a Participant, resell back to Motorola at the price the Participant paid, all or part of such Shares in the event of termination of his or her employment for any reason other than death, Total and Permanent Disability or retirement during any period in which such Shares are subject to restrictions; or a provision vesting such Shares in the event of termination of employment; or

             (c) a provision that the holder of Shares of Restricted Stock forfeit, or in the case of Shares sold to a Participant, resell back to Motorola at the price the Participant paid, such Shares in the event the Participant engages, directly or indirectly, in any activity which is in competition with any activity of Motorola or any Subsidiary or in any action or conduct which is in any manner adverse or in any way contrary to the interests of Motorola or any Subsidiary unless otherwise determined by the Committee. The determination of whether a Participant is or has engaged in any competitive activity or in any action or conduct which is adverse or contrary to the interests of Motorola or any of its Subsidiaries shall be made by the Committee, and such determination shall be conclusive and binding upon all parties.

     The Committee shall have the right at any time to accelerate, reduce or terminate any restrictions, in whole or in part, in its sole discretion.

     5.4 Termination of Restrictions. Promptly after the termination of the restrictions, by lapse of time or otherwise, without a prior forfeiture, with respect to Shares of Restricted Stock, a certificate for such Shares shall be delivered free of all restrictions and legends together with deferred dividends, if any, to the Participant or to the Participant's Successor-in-Interest. If a stock certificate was previously delivered to the Participant, the replacement certificate will not be delivered to the Participant until the previously delivered certificate is returned to Motorola in a form acceptable for transfer, free and clear of all liens, claims and encumbrances.

     5.5 Stockholder Rights. Subject to the applicable restrictions, the Participant may be given, with respect to the Shares of Restricted Stock, any or all rights of a stockholder of Motorola, including the right to vote the Shares, and the right to receive any cash or stock dividends. The Committee, in its sole discretion, as determined at the time of grant, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Article 3 or otherwise be reinvested. The Committee may require that stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

     5.6 Payment for Employee Stock Option. The Committee may, at any time, and in its sole discretion, allow a Participant to use his or her Restricted Stock during the period the restrictions are in effect as payment of the Employee Stock Option exercise price for Employee Stock Options which he or she has been granted. In such an event, a number of the Shares issued upon the exercise of the Employee Stock Option, equal to the number of Shares of Restricted Stock used as payment therefor, shall be subject to the same restrictions as the Restricted Stock so used, plus any additional restrictions that may be imposed by the Committee.

     5.7 Substitution of Rights. Prior to the end of the period the restrictions are in effect with respect to any Shares of Restricted Stock granted to a Participant, the Committee may, with the consent of the Participant, substitute an unsecured obligation of Motorola to pay cash or stock (on such reasonable terms and conditions as the Committee may, in its sole discretion, determine) in lieu of its obligations under this Article 5 to deliver unrestricted Shares plus accrued dividends, if any.

     5.8 Cash Awards and Restricted Stock. The Committee, at the time it grants Restricted Stock to a Participant or at anytime thereafter, may grant a corresponding Cash Award which will entitle the Participant to receive cash as of the date as of which the Restricted Stock is transferred to him or her pursuant to paragraph 5.4, in an amount specified by the Committee. Any such Cash Award shall be in addition to the Participant's rights to the Shares of Restricted Stock and shall be subject to such additional terms and conditions, if any, as the Committee determines which are not inconsistent with the terms and conditions of the Plan. The Committee may, at any time, grant unrestricted Shares (in lieu of such a Cash Award and subject to the limitations thereof) to any Participant under the Plan subject to such terms and conditions as the Committee may determine.

     6.     NON-EMPLOYEE STOCK OPTIONS

     6.1 Automatic Grant of Non-Employee Stock Options. On June 1, 1998 and on June 1 of each Plan Year after 1998 in which the Plan is in effect, each individual elected, re-elected or continuing as a Non-Employee Director shall automatically receive a NSO covering 2,500 Shares, or such greater number of Shares as shall be determined by the Board (a "Non-Employee Stock Option"). Notwithstanding the foregoing, if, on that day, the General Counsel of Motorola determines, in his or her sole discretion, that Motorola is in possession of material, undisclosed information about Motorola, then the annual grant of NSOs to Non-Employee Directors shall be suspended until the second day after public dissemination of such information and the price, exercisability date and Non-Employee Stock Option Period shall then be determined by reference to such later date. If Common Stock is not reported as traded on the New York Stock Exchange - Composite Transactions on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.

     6.2 Price. The Stock Option exercise price of a Non-Employee Stock Option shall be the Fair Market Value of the Shares subject to such Stock Option on the date of grant.

     6.3 Exercisability. A Non-Employee Stock Option granted under the Plan shall become exercisable twelve (12) months after the date of grant (except as otherwise provided in Section 6.6 for retirement and Section 6.7 for death which occurs during such period and in Article 17 if a Change in Control occurs during such period) and shall expire, except as otherwise provided herein, 10 years after the date of grant ("Non-Employee Stock Option Period").

     6.4 Payment. The Non-Employee Stock Option exercise price shall be paid in full as permitted by Section 19.1 for all Shares purchased at the time the Non-Employee Stock Option is exercised. No fractional Shares may be purchased. Motorola may require the surrender of the Non-Employee Stock Option certificate if one has been issued and no Non-Employee Stock Option may be exercised for less than fifty (50) Shares, except in cases where the number of shares represented by the Non-Employee Stock Option being exercised is less than fifty (50), in which case the Non-Employee Stock Option shall not be exercisable for less than all Shares represented by such Stock Option.

     6.5 Termination. Upon cessation of services as a Non-Employee Director (for reasons other than retirement as defined in Section 6.6 hereof or death) only those Non-Employee Stock Options immediately exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such Non-Employee Stock Options must be exercised within 30 days after cessation of service (but in no event after the expiration of the Non-Employee Stock Option Period) or they shall be forfeited. If, however, the Non-Employee Director during or after his or her service on the Board, engages, directly or indirectly, in any activity which is in competition with any activity of Motorola or any Subsidiary or in any action or conduct which is in any manner adverse or in any way contrary to the interests of Motorola, or any Subsidiary, any unexercised portion of such Non-Employee Stock Options shall immediately terminate, unless otherwise determined by the Chief Executive Officer of Motorola.
The determination of whether a Director is or has engaged in any competitive activity or in any action or conduct which is adverse or contrary to the interests of Motorola or any of its Subsidiaries shall be made by the Chief Executive Officer of Motorola, and such determination shall be conclusive and binding upon all parties.

     6.6 Retirement. As used in this Article 6, the term "retirement" shall mean, for Non-Employee Directors, resignation at or after age 65, failure to stand for re-election at or after age 65 or failure to be re-elected at or after age 65. Upon retirement, all Non-Employee Stock Options previously granted to a Non-Employee Director shall become or continue to be exercisable, except as otherwise provided herein. Such Non-Employee Stock Options must be exercised prior to the expiration of the Non-Employee Stock Option Period or they shall be forfeited.

     6.7 Death. Upon the death of a Non-Employee Director, all Non-Employee Stock Options previously granted to the Non-Employee Director shall become exercisable by his or her Successor-in-Interest, except as otherwise provided herein. Such Non-Employee Stock Options can be exercised during the remainder of the Non-Employee Stock Option Period.

     6.8 Amendments. No amendment may revoke or alter in a manner unfavorable to a Non-Employee Director holding Non-Employee Stock Options any Non-Employee Stock Options then outstanding, without such Non-Employee Director's approval.

     6.9 Interpretation. The Chief Executive Officer of Motorola shall administer, construe and interpret this Article 6, whose decisions shall be conclusive and binding on all parties. The Chief Executive Officer of Motorola is authorized, subject to the provisions of this
Article 6, from time to time to establish such rules and regulations as he or she may deem appropriate for the proper administration or operation of this Article 6. Non-Employee Stock Options may be evidenced by certificates or Agreements, at the option of the Chief Executive Officer of Motorola.

     7. MOTOROLA LONG RANGE INCENTIVE PLAN OF 1994, MOTOROLA EXECUTIVE INCENTIVE PLAN AND MOTOROLA NON-EMPLOYEE DIRECTORS STOCK PLAN

     Awards and grants made under the Motorola Long Range Incentive Plan of 1994 and the Motorola Executive Incentive Plan which are payable in Common Stock or restricted Common Stock, or both, shall be paid from the Shares reserved or available for issuance under Section 3 of the Plan. Compensation of Non-Employee Directors which is payable in Common Stock or restricted Common Stock, or both, under the Motorola Non-Employee Directors Stock Plan shall be paid from Shares reserved or available for issuance under Section 3 of the Plan.

     8.     PERFORMANCE SHARES

     8.1 Description. Performance Shares are the right of a Participant to whom a grant of such Shares is made to receive Shares or cash or a combination of Shares and cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms of such grant.

     8.2 Grant. The Committee may grant an award of Performance Shares. The award shall be subject to such terms and conditions as the Committee deems appropriate. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

     8.3 Performance Objectives. Each Performance Share shall be subject to conditions established by the Committee, which may include, but are not limited to, achievement of specific business objectives, attainment of growth rates, attainment of profit and/or other performance objectives for Motorola or one of its operating units to be achieved by the end of a specified period or other measurements of performance. If the established performance objectives are achieved, the Participant shall be paid in Shares of Common Stock equal to the number of Performance Shares initially granted to that Participant or in cash equal to the Fair Market Value of such Shares as specified in the Agreement or in a combination of Shares and cash. If such objectives are not met, each award of Performance Shares may provide for lesser payments in accordance with formulas established in the award.

     8.4 Not Stockholder. The award of Performance Shares to a Participant shall not create any rights in such Participant as a stockholder of Motorola until the issuance of Shares of Common Stock with respect to an award.

     8.5 No Adjustments. No adjustment shall be made in Performance Shares awarded on account of cash or stock dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established and Common Stock or cash is issued to the Participant.

     8.6 Nontransferability. Performance Shares may not be transferred, assigned or pledged by the holder thereof except as may be provided in the Agreement.

     9.     STOCK APPRECIATION RIGHTS

     9.1 Grant of Stock Appreciation Rights. The Committee shall have authority to grant Stock Appreciation Rights to Employees. The Committee shall determine the number of Shares subject to each Stock Appreciation Right, the term of the Stock Appreciation Right, the time or times at which the Stock Appreciation Right may be exercised and all other terms and conditions of the Stock Appreciation Right. A Stock Appreciation Right is a right, denominated in Shares, to receive, upon exercise of the right, in whole or in part, without payment to Motorola, an amount, payable in Shares, in cash (in U.S. dollars, or the currency of the country of the Employee's citizenship or of the country in which the Employee resides, at the election of Motorola), or a combination of Shares and cash (in U.S. dollars, or the currency of the country of the Employee's citizenship or of the country in which the Employee resides, at the election of Motorola) as the Committee shall determine at the time the right is exercised) that is equal to the excess of (i) the Fair Market Value of Common Stock on the date of exercise of the right over (ii) the Fair Market Value of Common Stock on the date of grant of the right multiplied by the number of Shares for which the right is exercised.

     9.2 Non-Exercise Period. Except as provided in Section 9.3 hereof, no Stock Appreciation Right granted under the Plan may be exercised prior to the expiration of the Non-Exercise Period. No Stock Appreciation Right may be exercised after expiration of its stated term.

     9.3 Application of Certain Terms and Conditions to Stock Appreciation Rights. The terms and conditions of Section 4.5 of the Plan applicable to Employee Stock Options shall also apply to Stock Appreciation Rights with the term "Optionee" changed to "grantee", the term "Employee Stock Option" changed to "Stock Appreciation Right" and with such other changes as may be necessary to conform the language of Section 4.5 to apply to Stock Appreciation Rights.

     10.     STOCK AWARDS

     A Stock Award consists of the transfer by Motorola to an Employee of Shares of Common Stock, without payment therefor, as additional compensation for his or her services to the Company or a Subsidiary. The number of Shares to be awarded and transferred to any Employee shall be determined by the Committee.

     11.     CASH AWARDS

     A Cash Award consists of a monetary payment made by Motorola to an Employee as additional compensation for his or her services to the Company or a Subsidiary. A Cash Award may be made in tandem with another Benefit or may be made independently of any other Benefit. The amount of any monetary payment constituting a Cash Award shall be determined by the Committee in its sole discretion. Cash Awards may be subject to other terms and conditions, which may vary from time to time and among Employees, as the Committee determines to be appropriate.

     12.     ELIGIBILITY

     The Participants and the Benefits they receive under the Plan shall be determined by the Committee, except for Non-Employee Stock Options which shall be automatically granted to Non-Employee Directors under Article 6 and except to the extent authority has been delegated under Section 13.1 hereof. In making its determinations, the Committee shall consider past, present and expected future contributions of Employees to Motorola and its Subsidiaries.

     13.     ADMINISTRATION

     13.1 Committee. The Plan (except for Article 6 and the Non-Employee Stock Options automatically granted thereunder) shall be administered by the Committee; provided, however, if at any time Rule 16b-3 and Section 162(m) of the Code, and any implementing regulations (and any successor provisions thereof), so permit without adversely affecting the ability of the Plan to comply with the conditions for exemption from
Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3 and the exemption from the limitations on the deductibility of certain executive compensation provided by Section 162(m), the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board where appropriate. The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 and Section 162(m).

     13.2 Authority. Subject to the terms of the Plan, and except for the Non-Employee Stock Options granted under Article 6 (over which the Committee shall have no discretion), the Committee shall have complete power and authority to:

              (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the time of all such grants;

              (b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

              (c) administer, interpret and construe the Plan, the Benefits and all Agreements;

              (d) prescribe, amend and revoke rules and regulations relating to the Plan;

              (e)  determine the content and form of all Agreements;

              (f) maintain accounts, records and ledgers relating to Benefits;

              (g) maintain records concerning its decisions and proceedings;

              (h) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

              (i) take, at any time, any action permitted by Section 17.1 irrespective of whether any Change in Control has occurred or is imminent; and

              (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

              (k) determine all questions relating to Benefits under the Plan.

     13.3 Replacement. The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit, excluding the replacement of a Stock Option with a Stock Option at a lower price than the Stock Option surrendered.

     13.4 Tandem Awards. Benefits may be granted by the Committee singly or in combination or tandem with other Benefits.

     13.5 Determinations. All determinations of the Committee shall be final, binding and conclusive upon all persons, including Motorola and its Subsidiaries and Participants and their respective legal representatives, Successors-in Interest and permitted assigns and upon all other persons claiming by, through, under or against any of them.

     14.     AMENDMENT

      Except as hereinafter provided, and except as may be required for compliance with Rule 16b-3 and Section 162(m) of the Code, the Board or the Committee shall have the right and power to amend the Plan at any time and from time to time. Only the Board may amend Article 6 of the Plan, subject to such Article and subject to compliance with Rule 16b-3. Neither the Board nor the Committee may amend the Plan in a manner which would impair or adversely affect the rights of the holder of a Benefit without the holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the Plan or any type of Plan amendment, then to the extent so required, stockholder approval shall be obtained.

     15.     TERM AND TERMINATION

     15.1 Term. The Plan shall commence as of the Effective Date and, subject to the terms of the Plan, including those in Section 20.8 requiring stockholder approval for implementation or limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until four (4) years from the Effective Date, unless sooner terminated by the Board.

     15.2 Termination. The Plan may be terminated at any time by the Board. Termination shall not in any manner impair or adversely affect any Benefit outstanding at the time of termination.

     16.     MODIFICATION OR TERMINATION

     16.1 General. Subject to the provisions of Section 16.2, the amendment or termination of the Plan shall not impair or adversely affect a Participant's right to any Benefit granted prior to such amendment or termination.

     16.2 Committee's Right. Any Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. The Committee may grant Benefits on such terms and conditions, which may be different than those specified in the Plan, as it may deem desirable in order to comply with, or make available the benefits of, the laws and regulations of any foreign jurisdiction, to assure the viability of Benefits granted and to enable Participants, regardless of where employed, to receive Benefits under the Plan and such laws and regulations.

     17.     CHANGE IN CONTROL

     17.1     Benefit Vesting and Payment.

             (a) Stock Options. Upon the occurrence of a Change in Control, each Stock Option outstanding on the date on which the Change in Control occurs shall immediately become exercisable in full for the remainder of its term and each Participant holding Stock Options shall have the right, at his or her election made during a period of sixty
     (60) days following the date on which the Change in Control occurs, to have Motorola purchase any or all such Stock Options for an immediate lump-sum cash payment equal to the product of (1) the excess, if any, of the higher of (i) the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange - Composite Transactions on the date immediately prior to the date of payment, or if Shares did not trade on such date, on the last previous day on which Shares traded prior to such date, or (ii) the highest per Share price for Common Stock actually paid in connection with the Change in Control, over the per Share exercise price of each such Stock Option held, and (2) the number of Shares covered by each such Stock Option.

             (b) Restricted Stock. Upon the occurrence of a Change in Control, the restrictions on all Shares of Restricted Stock outstanding on the date on which the Change in Control occurs shall be automatically terminated and each Participant holding Restricted Stock shall have the right to receive unrestricted Shares in substitution for the Shares of Restricted Stock or, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, the right to have Motorola purchase any or all Shares of Restricted Stock for an immediate lump-sum cash payment equal to the product of (1) the higher of (i) the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange - Composite Transactions on the date immediately prior to the date of payment, or if Shares did not trade on such date, on the last previous day on which Shares traded prior to such date, or
     (ii) the highest per Share price for Common Stock actually paid in connection with the Change in Control and (2) the number of Shares of such Restricted Stock, plus the value of any related Cash Award relating to such Restricted Stock.

             (c) Performance Shares. Upon the occurrence of a Change in Control, any performance objectives with respect to any Performance Shares previously granted, but still considered outstanding (as a right to receive Shares at a future date and any related Cash Award) shall be deemed to have been attained to the full and maximum extent, and Shares of Common Stock and any related Cash Award shall be paid to the Participant in an amount or amounts determined in accordance with the terms and conditions set forth in the applicable Agreement.

             (d) Stock Appreciation Rights. Upon the occurrence of a Change in Control, each Stock Appreciation Right outstanding on the date on which the Change in Control occurs shall immediately become exercisable in full for the remainder of its term and each Participant holding a Stock Appreciation Right shall have the right, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, to have Motorola purchase any or all such Stock Appreciation Rights for an immediate lump-sum cash payment equal to the product of (1) the higher of (i) the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange - Composite Transactions on the date immediately prior to the date of payment, or if Shares did not trade on such date, on the last previous day on which Shares traded prior to such date, or (ii) the highest per Share price for Common Stock actually paid in connection with the Change in Control and (2) the number of Shares covered by each such Stock Appreciation Right.

              (e) Other Benefits. Upon the occurrence of a Change in Control, any terms and conditions with respect to other Benefits previously granted under the Plan, shall be deemed to be fully satisfied and the Benefits shall be paid out immediately to the Participants in amounts determined in accordance with the terms and conditions set forth in the applicable grant, award or Agreement.

     17.2     Change in Control.  A Change in Control shall mean:

     A Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not Motorola is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of Motorola representing 20% or more of the combined voting power of Motorola's then outstanding securities (other than Motorola or any employee benefit plan of Motorola; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of Motorola's securities by either of the foregoing), (B) there shall be consummated (i) any consolidation or merger of Motorola in which Motorola is not the surviving or continuing corporation or pursuant to which Shares of Common Stock would be converted into cash, securities or other property, other than a merger of Motorola in which the holders of Common Stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Motorola, (C) the stockholders of Motorola approve any plan or proposal for the liquidation or dissolution of Motorola, or (D) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

     18.      AGREEMENTS AND TRANSFER OF BENEFITS

     18.1 Grant Evidenced by Agreement. The grant of any Benefit under the Plan may be evidenced by, and as required by Sections 5.2 and 8.2 hereof shall be evidenced by, an Agreement which describes the specific Benefit granted and describes or refers to the terms and conditions of the Benefit. The granting of any Benefit may be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee or the Plan. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and each Agreement shall be subject to all of the terms of the Plan.

     18.2 Provisions of Agreement. Each Agreement shall contain such provisions that the Committee or Chief Executive Officer of Motorola, as appropriate, shall determine to be necessary, desirable and appropriate for the Benefit granted. ISOs may be evidenced by Incentive Stock Option certificates and NSOs may be evidenced by Non-Qualified Stock Option certificates. Each Agreement may include, but shall not be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if a Stock Option, the exercise price, the exercise period, the Non-Exercise Period and the person or persons who may exercise the Stock Option; the effect upon such Benefit of the Participant's death or other termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased by, received by, or granted to, a Participant under the Plan.

     18.3 Transfer of Benefits. Except as set forth in the next sentence of this Section 18.3, a Benefit shall not be transferable by a Participant other than by operation of a death beneficiary designation made by the Participant in accordance with rules established by the Committee, or the Chief Executive Officer of Motorola, as appropriate, by will or the applicable laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him or her or his or her guardian or legal representative if the Participant is legally incompetent. Notwithstanding the foregoing, except to the extent that it would cause the Plan to fail to meet the conditions required to be met under Rule 16b-3, the Committee shall have the power and authority to provide, as a term of any NSO, that such NSO may be transferred without consideration by the Non-Employee Director or the Optionee to a member or members of his or her immediate family (i.e., a child, children, grandchild, grandchildren, or spouse) and/or to a trust or trusts for the benefit of an immediate family member or family members.

     19.     PAYMENT AND DEFERRAL

     19.1 Payment. Upon the exercise of a Stock Option or in the case of any other Benefit that requires a payment to Motorola, the amount due Motorola is to be paid:

              (a)     in cash;

              (b) by the transfer to Motorola of Shares owned by the Participant valued at Fair Market Value on the date of transfer;

              (c) by any combination of the payment methods specified in (a) and (b) above; or

              (d) such other manner as may be authorized from time to time by the Committee.

              (e)     as provided in Section 5.6 hereof;

Notwithstanding the foregoing, any method of payment other than (a) and (b) may be used only with the approval of the Committee, or if and to the extent so provided in the applicable Agreement.

     19.2 Deferral. The right to receive any Benefit (other than Non-Employee Stock Options) under the Plan may, at the written request of the Participant and in the sole discretion of the Committee, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

     20.     GENERAL

     20.1 Tax Withholding. At the time Motorola is required to withhold any Federal Insurance Contribution Act ("FICA") tax and/or any federal, state or local tax of any kind with respect to any award or grant of any Benefit or the exercise of any Stock Option or the distribution or receipt of Common Stock under the Plan, the Participant shall pay to Motorola the amount of any such FICA, federal, state or local tax or taxes required to be withheld. The obligations of Motorola under the Plan shall be conditional on payment of all withholding taxes, and Motorola shall have the right to deduct any such taxes from any payment of any kind under the Plan or otherwise due to the Participant. Withholding tax obligations may be settled, in whole or in part, with Common Stock including Common Stock that is part of the Benefit that gives rise to the withholding requirement. At any time when a Participant is required to pay to Motorola an amount required to be withheld under applicable tax laws in connection with an award or grant, a distribution or receipt of Common Stock or upon exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by transfer to Motorola of Shares previously owned by the Participant, by electing (the "Election") to have Motorola withhold from the distribution Shares of Common Stock having a value equal (as near as possible) to the amount required to be withheld or by a combination of such means, provided, however, that the amount of federal, state and local income taxes that may be paid by transfer or withholding of Shares shall not exceed the statutory minimum withholding requirements. The amount of any withholding tax not paid by transfer or withholding of Shares shall be paid to Motorola in cash. The value of the Shares transferred or to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date") or if Shares did not trade on the New York Stock Exchange on the Tax Date, as of the last previous date Shares did so trade. Each Election must be made on or prior to the Tax Date. The Committee may disapprove of any Election, may suspend, condition, restrict or terminate the right to make Elections, or may provide with respect to any Benefit that the right to make Elections shall not apply to such Benefit. An Election is irrevocable, unless revocation is approved by the Committee.

     20.2 Compliance With Legal Requirements. Anything in the Plan to the contrary notwithstanding: (a) Motorola may, if it shall determine it necessary or desirable for any reason, at the time of award of any Benefit or the issuance of any Shares of Common Stock pursuant to any Benefit, require the recipient of the Benefit, as a condition to the receipt thereof or to the receipt of Shares of Common Stock issued pursuant thereto, to deliver to Motorola a written representation of present intention to acquire the Benefit or the Shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time Motorola further determines that the listing, registration or qualification (or any updating of any such document) of any Benefit or the Shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Benefit, the issuance of Shares of Common Stock pursuant thereto or the removal of any restrictions imposed on such Shares, such Benefit shall not be awarded or such Shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Motorola. In addition, Motorola may terminate any Benefit or terminate, withhold, condition, restrict or limit the issuance or delivery of any Shares of Common Stock if it determines that such Benefit or the issuance or delivery of Shares violates, or is prohibited or restricted or made impractical or administratively burdensome by, any applicable laws, rules or regulations, including but not limited to, those of any foreign jurisdiction, stock exchange or Rule 16b-3.

     20.3 Leaves of Absence and Lay-Offs. Except as provided in Sections 4.5(a)(iii), 4.5(b)(v) and 4.5(d), whether a leave of absence or lay-off shall constitute termination of employment for purposes of the Plan or any Employee Stock Option or Benefit granted under and pursuant to the Plan to Employees shall be determined by the Committee, in its sole discretion, subject to then currently applicable law. The Committee shall adopt such rules, in its sole discretion, as to the time, any installment limitations, restrictions and manner of the exercise or vesting of Benefits held by Employees who are placed on leave of absence or lay-off status by the Company or any Affiliate, except as provided in Sections 4.5(a)(iii), 4.5(b)(v) and 4.5(d).

     20.4 Indemnification and Exculpation. Each person, who is or shall have been a member of the Board or of the Committee, shall be indemnified and held harmless by Motorola against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with Motorola's written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of such person's bad faith, subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give Motorola an opportunity, at its own expense, to participate in, and to the extent it may wish, to assume the defense thereof before such person undertakes to handle it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law, under the Delaware General Corporation Law, the Restated Certificate of Incorporation or By-Laws of Motorola or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless. Each member of the Board or of the Committee, and each officer and employee of Motorola shall be fully justified in relying or acting upon any information furnished on behalf of Motorola by any person or persons other than himself or herself in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of Motorola, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action taken (including the furnishing of information) or any failure to act, if in good faith.

     20.5 Headings. The headings of the sections and subsections of the Plan are for convenience of reference only and shall not be used to construe any provision of the Plan.

     20.6 Governing Law. The Plan and all Agreements under it shall be governed by, and construed and administered in accordance with, the laws of the State of Illinois except to the extent that any federal law otherwise controls.

     20.7 Employment Rights. Nothing in the Plan or in any Agreement or grant or award of any Benefit shall restrict the right of Motorola or any Subsidiary to terminate the employment of any Participant at any time, with or without cause, or to increase or decrease the compensation of any Participant.

     20.8 Approval by Stockholders. The Plan has been approved by the Board of Directors and is subject to approval by the affirmative votes of the holders of a majority of the Shares present, or represented, and entitled to vote at the meeting of stockholders at which the Plan is submitted.

     20.9 Implementation of the Plan and Grant of Employee Stock Options Under 1996 Plan. If this Plan is implemented pursuant to Section 20.8, except as herein provided, no further options will be granted under the Share Option Plan of 1996. If the Board of Directors terminates this Plan after it has been implemented, stock options may be granted under the Share Option Plan of 1996, but not as to any Shares issued or subject to Benefits under this Plan.


TABLE OF CONTENTS


1.     NAME AND PURPOSE

       1.1     Name
       1.2     Purpose

2.     DEFINITIONS

       2.1     General Definitions
       2.2     Other Definitions

3.     SHARES SUBJECT TO PLAN

       3.1     Number of Shares
       3.2     Reusage
       3.3     Adjustments

4.     EMPLOYEE STOCK OPTIONS

       4.1     Grant of Employee Stock Options
       4.2     NSOs and ISOs
       4.3     Exercise of Employee Stock Options; Payment
       4.4     Non-Exercise Period
       4.5     Effect of Termination of Employment on Employee Stock Option

5.     RESTRICTED STOCK

       5.1     Grants of Restricted Stock
       5.2     Price, Agreement, Stock Certificates, Escrow
       5.3     Restrictions
       5.4     Termination of Restrictions
       5.5     Stockholder Rights
       5.6     Payment for Employee Stock Option
       5.7     Substitution of Rights
       5.8     Cash Awards and Restricted Stock

6.     NON-EMPLOYEE STOCK OPTIONS

       6.1     Automatic Grant of Non-Employee Stock Options
       6.2     Price
       6.3     Exercisability
       6.4     Payment
       6.5     Termination
       6.6     Retirement
       6.7     Death
       6.8     Amendments
       6.9     Interpretation

7. MOTOROLA LONG RANGE INCENTIVE PLAN OF 1994, MOTOROLA EXECUTIVE INCENTIVE PLAN AND MOTOROLA NON-EMPLOYEE DIRECTORS STOCK PLAN

8.     PERFORMANCE SHARES

       8.1     Description
       8.2     Grant
       8.3     Performance Objectives
       8.4     Not Stockholder
       8.5     No Adjustments
       8.6     Nontransferability

9.     STOCK APPRECIATION RIGHTS

       9.1     Grant of Stock Appreciation Right
       9.2     Non-Exercise Period
       9.3 Application of Certain Terms and Conditions to Stock Appreciation Rights

10.     STOCK AWARDS

11.     CASH AWARDS

12.     ELIGIBILITY

13.     ADMINISTRATION

        13.1     Committee
        13.2     Authority
        13.3     Replacement
        13.4     Tandem Awards
        13.5     Determination

14.     AMENDMENT

15.     TERM AND TERMINATION

        15.1     Term
        15.2     Termination

16.     MODIFICATION OR TERMINATION

        16.1     General
        16.2     Committee's Right

17.     CHANGE IN CONTROL

        17.1     Benefit Vesting and Payment
        17.2     Change in Control

18.     AGREEMENTS AND TRANSFER OF BENEFITS

        18.1     Grant Evidenced by Agreement
        18.2     Provisions of Agreement
        18.3     Transfer of Benefits

19.     PAYMENT AND DEFERRAL

        19.1     Payment
        19.2     Deferral

20.     GENERAL

        20.1     Tax Withholding
        20.2     Compliance with Legal Requirements
        20.3     Leaves of Absence and Lay-Offs
        20.4     Indemnification and Exculpation
        20.5     Headings
        20.6     Governing Law
        20.7     Employment Rights
        20.8     Approval by Stockholde
        20.9 Implementation of the Plan and Grant of Employee Stock Options Under 96 Plan